EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick Morley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Carbon Black, Inc. for the quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Carbon Black, Inc.

Date: August 1, 2019	By:	/s/ PATRICK MORLEY
	Name:	Patrick Morley,
	Title:	President, Chief Executive Officer and Director
(Chief Executive Officer)

I, Stephen Webber, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Carbon Black, Inc. for the quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Carbon Black, Inc.

Date: August 1, 2019	By:	/s/ STEPHEN WEBBER
	Name:	Stephen Webber,
	Title:	Executive Vice President and Chief Financial Officer
(Chief Financial Officer and Principal Accounting Officer)